UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a)

of the Securities Exchange Act of 1934

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CARDIUM THERAPEUTICS, INC.

(Name of Registrant as Specified in its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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CARDIUM THERAPEUTICS, INC.

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

Date:    Thursday, June 3, 2010

Time:    9:00 a.m., Pacific time

Place:    San Diego Marriott Del Mar

              11966 El Camino Real

              San Diego, California 92130

To our Stockholders:

You are cordially invited to attend the annual meeting of stockholders of Cardium Therapeutics, Inc. to consider and act upon the following matters:

1.	To elect two Class I directors, each to serve until the next annual meeting of stockholders held to elect Class I directors and until their respective successor is elected and qualified;

2.	To ratify the selection of Marcum LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2010; and

3.	To transact such other business as may properly come before the meeting or any adjournment or postponement thereof.

The foregoing matters are more fully described in the proxy statement accompanying this notice.

Stockholders of record at the close of business on April 16, 2010, the record date fixed by the Board of Directors, are entitled to notice of and to vote at the meeting and at any adjournment or postponement thereof.

IMPORTANT NOTICE REGARDING AVAILABILITY OF PROXY MATERIALS FOR THE STOCKHOLDER MEETING TO BE HELD ON JUNE 3, 2010:

CARDIUM’S PROXY STATEMENT AND ANNUAL REPORT TO STOCKHOLDERS ARE BOTH AVAILABLE ON-LINE AT WWW.EDOCUMENTVIEW.COM/CXM.

Your vote is important. Whether or not you plan to attend the meeting, we urge you to vote your shares at your earliest convenience. This will help ensure the presence of a quorum at the meeting. Promptly voting your shares by telephone, by the Internet, or by signing, dating, and returning the enclosed proxy card will save us the expense and extra work of additional solicitation. Voting your shares by telephone or by the Internet will further help us reduce the costs of solicitation. A pre-addressed envelope for which no postage is required if mailed in the United States is enclosed if you wish to vote by mail. Voting your shares now will not prevent you from attending or voting your shares at the meeting if you desire to do so.

Only stockholders and persons holding proxies from stockholders may attend the meeting. If you plan to attend, please bring a photo ID. If your shares are held in the name of a broker, trust, bank or other nominee, you will need to bring a recent brokerage statement, proxy or letter from that broker, trust, bank or other nominee that confirms you are the beneficial owner of those shares.

By Order of the Board of Directors

Christopher J. Reinhard

Chairman of the Board, Chief Executive Officer and President

12255 El Camino Real Suite 250

San Diego, California 92130

(858) 436-1000

April 28, 2010

CARDIUM THERAPEUTICS, INC.

12255 El Camino Real, Suite 250

San Diego, California 92130

PROXY STATEMENT

We are providing this proxy statement in connection with the solicitation of proxies by the Board of Directors of Cardium Therapeutics, Inc., a Delaware corporation (the “Company,” “Cardium” or “we,” “our,” or “us”), for use at the annual meeting of stockholders to be held on Thursday, June 3, 2010, at 9:00 a.m. Pacific time, at the San Diego Marriott Del Mar, 11966 El Camino Real, San Diego, California 92130, and at any adjournment or postponement thereof (the “Annual Meeting”). We expect to mail this proxy statement and the enclosed proxy card on or about May 3, 2010 to all stockholders entitled to vote at the Annual Meeting.

VOTING INFORMATION

Who can vote?

You may vote if you were a stockholder of record as of the close of business on April 16, 2010. This date is known as the record date. You are entitled to one vote for each share of common stock you held on that date on each matter presented at the Annual Meeting. As of April 16, 2010, approximately 77,852,154 shares of our common stock, par value $0.0001 per share, were issued and outstanding.

How many votes are needed to hold the Annual Meeting?

To take any action at the Annual Meeting, a majority of our outstanding shares of common stock entitled to vote as of April 16, 2010, must be represented, in person or by proxy, at the Annual Meeting. This is called a quorum.

What is a proxy?

A “proxy” allows someone else to vote your shares on your behalf. Our Board of Directors is asking you to allow the people named on the proxy card (Christopher J. Reinhard and Tyler M. Dylan-Hyde) to vote your shares at the Annual Meeting.

How do I vote by proxy?

Whether you hold shares directly as a stockholder of record or beneficially in street name, you may vote without attending the Annual Meeting. You may vote by granting a proxy or, for shares held in street name, by submitting voting instructions to your broker or nominee. To vote by proxy, please follow the instructions on the enclosed proxy card. You may vote by telephone, by the Internet or by mail. Shares held in street name may be voted by telephone or by the Internet only if your broker or nominee makes those methods available. Your broker or nominee will enclose instructions for voting shares held in street name by telephone or by the Internet with this proxy statement if your broker or nominee has chosen to make those methods available.

If you vote by proxy, your shares will be voted at the Annual Meeting in the manner you indicate. If you vote by mail and return a signed proxy card with no specific instructions, your shares will be voted as the Board of Directors recommends.

Can I change my vote after I submit my proxy?

Yes. You can change or revoke your proxy at any time before it is voted by submitting another proxy with a later date or attending the meeting and voting in accordance with the instructions below. You also may send a written notice of revocation to Cardium Therapeutics, Inc., 12255 El Camino Real, Suite 250, San Diego, California 92130, Attention: Tyler M. Dylan-Hyde, Secretary.

Can I vote in person at the Annual Meeting instead of voting by proxy?

Yes. However, we encourage you to vote your shares at your earliest convenience to ensure that your shares are represented and voted. If you vote your shares by proxy and later decide you would like to attend the meeting and vote your shares in person, you will need to provide a written notice of revocation to the secretary of the meeting before your proxy is voted. If you would like to obtain directions to be able to attend the meeting and vote in person, please contact the Company at (858) 436-1000.

How are votes counted?

Except as noted, all proxies received will be counted in determining whether a quorum exists and whether we have obtained the necessary number of votes on each proposal. An abstention from voting will be used for the purpose of establishing a quorum, and will be considered a vote “against” a proposal. A broker non-vote will also be used for the purpose of establishing a quorum, but will not otherwise be counted in the voting process. Thus, broker non-votes will not affect the outcome of any of the matters being voted on at the Annual Meeting. Generally, broker non-votes occur when shares held by a broker for a beneficial owner are not voted with respect to a particular proposal because (i) the broker has not received voting instructions from the beneficial owner and (ii) the broker lacks discretionary voting power to vote such shares.

How many votes are required to approve each proposal?

For the election of the two Class I directors, a plurality of the votes is required. This means that the two candidates who receive the most votes will be elected to the two available Class I positions on the Board of Directors. Please note, that effective January 1, 2010, a bank, broker or nominee is no longer permitted to vote on behalf of beneficial owners with respect to uncontested elections of directors. You must instruct your bank, broker or nominee on how to vote your shares for the election of directors.

The affirmative vote of a majority of the shares present in person or represented by proxy and entitled to vote at the Annual Meeting is required to approve the other proposal. See, however, “Proposal 2—Effect of Ratification.”

As of April 16, 2010, our executive officers and directors held of record or beneficially approximately 10,004,300 shares, or 12.85%, of our issued and outstanding common stock. Our executive officers and directors have indicated their intention to vote FOR the election of each of the nominees for the Class I directors and FOR the other proposal described in this proxy statement.

Who pays for this proxy solicitation?

The Company will pay the cost of soliciting proxies for the Annual Meeting, including the costs of preparing, assembling and mailing the proxy materials. We will provide copies of proxy materials to fiduciaries, custodians and brokerage houses to forward to the beneficial owners of shares held in their name. We may reimburse such fiduciaries, custodians and brokers for their costs in forwarding the proxy materials.

In addition to the solicitation of proxies by mail, certain of our officers and other employees may also solicit proxies personally or by telephone, facsimile, e-mail or other means. No additional compensation will be paid to these individuals for any such services.

OUR BOARD OF DIRECTORS

Board Members

Our Board of Directors is responsible for the overall management of the Company. The Board of Directors is divided into three classes, designated Class I, Class II and Class III. The Board of Directors currently includes two Class I directors, three Class II directors, and two Class III directors. The name, age and business experience of each of our directors are shown below.

CLASS I

Edward W. Gabrielson, M.D. (Age 57)

Director

Dr. Gabrielson has served as a director and a member of the Nominating Committee of the Board of Directors since January 2006. He has more than 25 years of experience as a physician and faculty member at Johns Hopkins University. Currently, Dr. Gabrielson is a Professor of Pathology and Oncology at Johns Hopkins University School of Medicine, and Professor of Environmental Health Sciences at the Johns Hopkins University Bloomberg School of Public Health. He is also an attending physician at the Johns Hopkins Hospital and Bayview Medical Center. Dr. Gabrielson received a Bachelor of Science in Biology and Chemistry from the University of Illinois and an M.D. from Northwestern University Medical School.

Lon E. Otremba (Age 53)

Director

Mr. Otremba has served as a director and a member of the Nominating Committee of the Board of Directors since January 2006. He is the Chief Executive Officer and a director (October 2006-Present) of Access 360 Media, a privately-held media company. Previously, Mr. Otremba was Principal Managing Director (August 2005-October 2006) of Otremba Management Advisory, LLC, a management advisory firm; Chief Executive Officer (September 2003-August 2005) and a director (September 2003-July 2005) of Muzak, LLC; Executive Vice President (2001-2003) of Time Warner; and President and a director (1997-2000) of Mail.com (now Easy Link Services Corp.). He currently is a director of EEI Communications (since June 2006), a privately-held leading provider of outsourced new media, print publishing and staffing services; GGL, Inc., an interactive media company; and DotMenu, Inc. (since 2008), an interactive commerce company. He was a director and a member of the compensation committee of Artes Medical, Inc., (from 2006 to 2008) a publicly-traded medical technology company which has since filed for bankruptcy. He also serves on the Board of Trustees (since 2000) of Buckley Country Day School, a non-profit, independent school in Roslyn, New York.

CLASS II

Tyler M. Dylan-Hyde, Ph.D., J.D. (Age 48)

Director, Chief Business Officer, General Counsel, Executive Vice President and Secretary

Dr. Dylan-Hyde is co-founder of Cardium and has served as a director and as the company’s General Counsel, Executive Vice President and Secretary since its inception in December 2003, and as its Chief Business Officer since May 2005. Since August 2006, Dr. Dylan-Hyde has also served as a director and Chief Business Officer, General Counsel, Executive Vice President and Secretary of Tissue Repair Company, a wholly-owned subsidiary of Cardium. He served as a director and Chief Business Officer of Cardium’s InnerCool Therapies subsidiary from its acquisition in March 2006 until its sale to Royal Philips Electronics in July 2009. Previously, he served as the Chief Business Officer, General Counsel, Executive Vice President and Secretary of Aries Ventures Inc. from October 20, 2005 through its merger with Cardium in January 2006. Dr. Dylan-Hyde has focused on the development of biologics and devices for cardiovascular and ischemic diseases for more than a decade. He served as General Counsel and Vice President of Collateral Therapeutics, Inc. until its 2002 acquisition by the Schering Group, Germany (now part of Bayer HealthCare). Dr. Dylan-Hyde played a major role in developing Collateral’s intellectual property portfolio, in furthering its business development efforts and in advancing the company toward and through its acquisition by Schering, and continued as an executive officer and later consultant until 2005. Dr. Dylan-Hyde has advised both privately-held and publicly-traded companies that are developing, partnering or commercializing technology-based products. Before joining Collateral, Dr. Dylan-Hyde was a partner of the law firm of Morrison & Foerster LLP. In his law firm practice, he focused on the development, acquisition and enforcement of intellectual property rights, as well as related business and transactional issues. He also has worked with both researchers and business management in the biotech and pharmaceutical industries. Dr. Dylan-Hyde received a B.Sc. in Molecular Biology from McGill University, Montreal, Canada, a Ph.D. in Biology from the University of California, San Diego, where he performed research at the Center for Molecular Genetics, and a J.D. from the University of California, Berkeley.

Andrew M. Leitch (Age 66)

Director

Mr. Leitch has served as a director and a member of the Audit Committee of the Board of Directors since August 2007, and was appointed Chairman of the Audit Committee and a member of the Compensation Committee in March 2010. Mr. Leitch is a financial industry veteran, having served 28 years in public accounting, including 20 years as a partner in Deloitte & Touche. He was deeply involved in international business, serving in various capacities throughout his career including Asian Regional Partner, Managing Partner of various offices in Asia, and Director of Mergers and Acquisitions for South East Asia. Mr. Leitch currently serves on the board of directors of two publicly listed companies, Blackbaud, Inc. and STR Holdings, Inc. Mr. Leitch served as a director and the Chairman of the Audit Committee of Open Energy, Inc. (2006-2007), as a director and a member of the Audit Committee of Wireless Facilities, Inc. (2005-2006), and a director and member of the audit committee of Aldila Inc. (2004 – 2010), all publicly-traded companies. He is also a board member of certain private and portfolio companies within leading U.S. and International private equity groups. Mr. Leitch is a Certified Public Accountant.

Gerald J. Lewis (Age 76)

Director

Justice Lewis has served as a director, a member of the Audit Committee and the Chairman of the Compensation Committee of the Board of Directors since January 2006. He served on a number of courts in the California judicial system, and retired from the Court of Appeal in 1987. He has served as an arbitrator or mediator on a large number of cases and was Of Counsel to Latham & Watkins from 1987 to 1997. He has been a director of several publicly-traded companies, including Henley Manufacturing, Wheelabrator Technologies, Fisher Scientific International, California Coastal Properties and General Chemical Group, and was Chairman of the Audit Committee of several of these companies. Justice Lewis was a director of Invesco Mutual Funds from 2000 until 2003, when Invesco became the AIM Mutual Funds, and thereafter served as a director of the AIM Mutual Funds from 2003 to 2006. Since August 2006, Justice Lewis has served as a director and a member of the Audit and Compensation Committees of the Tennenbaum Opportunities Fund.

CLASS III

Murray H. Hutchison (Age 71)

Director

Mr. Hutchison has served as a director, a member of the Audit and Compensation Committees and the Chairman of the Nominating Committee of the Board of Directors since January 2006. He served 27 years as Chief Executive Officer and Chairman of International Technology Corp., a large publicly-traded diversified environmental engineering and construction firm, until his retirement in 1997. Since his retirement, Mr. Hutchison has been self-employed with his business activities involving primarily the management of an investment portfolio and consulting with corporate management on strategic issues. Mr. Hutchison currently serves as the Chairman (since 2005) of Texas Eastern Product Pipelines, a publicly-traded pipeline and distribution company, and The Huntington Hotel Corporation (since 1996), a privately-held company, and as a director of Jack in the Box, Inc. (since 1998), a publicly-traded fast food restaurant chain, Cadiz, Inc. (since

1998), a publicly-traded company focused on land acquisition and water development activities, and The Olson Company (since 1996), a privately-held home builder, and has served on the Audit and Compensation Committees of several publicly-traded companies. Previously, Mr. Hutchison served as Chairman and Chief Executive Officer (1999-2000) of Sunrise Medical, a publicly-traded medical equipment manufacturer, and as a member of the Board of Management of the University of California Berkeley Haas Graduate School of Business Administration. He also has served as a trustee or member of the board of managers of various foundations. Mr. Hutchison holds a B.S. in Economics and a B.B.A. in Foreign Trade.

Christopher J. Reinhard (Age 56)

Chairman of the Board, Chief Executive Officer, President and Treasurer

Mr. Reinhard is co-founder of Cardium and has served as a director and the Chief Executive Officer, President and Treasurer of Cardium since its inception in December 2003, and as the Chief Executive Officer and President of Tissue Repair Company, a wholly-owned subsidiary of Cardium, since August 2006. He served as a director and Chief Executive Officer and Treasurer of Cardium’s InnerCool Therapies subsidiary from its acquisition in March 2006 until its sale to Royal Philips Electronics in July 2009. Previously, he served as a director and the Chief Executive Officer, President and Treasurer of Aries Ventures Inc. from October 20, 2005 through its merger with Cardium in January 2006. He also served as Chief Financial Officer of Aries Ventures Inc. from October 20, 2005 to November 16, 2005. For the past twelve years, Mr. Reinhard has focused on the commercial development of innovative therapeutics and medical devices. Before founding Cardium, he was a co-founder of Collateral Therapeutics, Inc., a former Nasdaq listed public company, and served as a director (from 1995) and President (from 1999) of Collateral Therapeutics until the completion of its acquisition by the Schering AG Group (now Bayer Schering Pharma) in 2002. He continued as Chief Executive of Collateral Therapeutics through December 2004. Mr. Reinhard played a major role in effecting Collateral Therapeutics’ initial public offering in 1998, and the sale of Collateral Therapeutics to Schering. From 2004-2008, Mr. Reinhard was Executive Chairman of Artes Medical, Inc., a publicly-traded medical technology company which has since filed for bankruptcy. Previously, Mr. Reinhard was Vice President and Managing Director of the Henley Group, a publicly-traded diversified industrial and manufacturing group, and Vice President of various public and private companies created by the Henley Group through spin-out transactions, including Fisher Scientific Group, a leading international distributor of laboratory equipment and test apparatus for the scientific community, Instrumentation Laboratory and IMED Corporation, a medical device company. Mr. Reinhard received a B.S. in Finance and an M.B.A. from Babson College.

In addition to the information above regarding each director’s business experience and service on the boards of directors of other companies, our board of directors considered the following experience, qualifications or skills of each of the nominees in concluding that each director nominee is qualified to serve as a director. The information below is not intended to be an exhaustive list of the qualifications that the board of directors considered with respect to the nominees.

Dr. Gabrielson was selected to serve on our board of directors because of his medical and general industry experience gained as a practicing physician.

Mr. Otremba we selected to serve on our board of directors because of his experience as a management advisor and his media industry experience.

Dr. Dylan-Hyde is a co-founder and serves as an inside director of the Company. He has significant legal experience as well as industry and public company experience.

Mr. Leitch served as a licensed CPA for 28 years. He was recruited to join our board of directors, in particular, to serve the function of audit committee chairman and financial expert. Mr. Leitch has served as audit committee chair for three other public companies at various times prior joining our company.

Justice Lewis was asked to serve on our board of directors because of his extensive service on boards of directors of public companies. His experience as a director, and his prior experience as a judge and attorney, provides valuable insight and guidance on matters related to corporate governance.

Mr. Hutchinson was invited to serve as a member of our board of directors because of his strong background in managing business organizations and his experience serving as a director of publicly traded companies.

Mr. Reinhard is a co-founder and serves as an inside director and the Chairman of the Board. He has significant industry experience as well as public company experience.

Board Leadership

The Chairman of our Board of Directors also serves as our Chief Executive Officer. Our Board of Directors does not have a lead independent director. Our Board of Directors has determined that its leadership structure is appropriate and effective. Our Board of Directors believes that having a single individual serve as both chairman and chief executive officer provides clear leadership, accountability and promotes strategic development and execution as our company executes our strategy as a more communications-focused enterprise. Our Board of Directors also believes that there is a high degree of transparency among directors and company management. Five of the seven members of our Board of Directors are independent directors and all of those individuals serve on the committees of our Board of Directors. Our Chairman and Chief Executive Officer does not serve on any committee, which our Board of Directors believes promotes appropriate independent leadership.

Independence

The rules of the Company’s current stock exchange, the NYSE Amex, require listed companies to have a board of directors with at least a majority of independent directors. Our Board of Directors, following the review and determination of the Nominating Committee, has determined that five of our seven directors are independent based on the definition of independence set forth in the exchange’s rules. The members determined to be independent are Messrs. Gabrielson, Hutchison, Leitch, Lewis, and Otremba. In addition, Messrs. Hutchison, Leitch, and Lewis also have been determined by our Board of Directors to meet the independence standards for members of an audit committee set forth in Section 301 of the Sarbanes-Oxley Act of 2002.

Board Role in Risk Oversight

Our Board of Directors has an oversight role in managing our risk. Our Audit Committee receives reports from senior management on areas of material risk, including operational, financial, legal and strategic risks which enable the Audit Committee to understand management’s views on risk identification, risk management and risk mitigation strategies. The Audit Committee, or if appropriate, the full Board of Directors or another committee, will periodically request that management evaluate additional potential risks, provide additional information on identified risks or implement risk remediation procedures.

Board Meetings

The Board of Directors held six meetings during the fiscal year ended December 31, 2009 and took action by written consent on six occasions. Each of the seven current directors serving in 2009 attended at least 75% of the total number of meetings of the Board of Directors and applicable committees that each director was eligible to attend, with the exception of Mr. Hutchinson who attended 67% of the meetings.

Board Committees

The Board of Directors has an Audit Committee, a Compensation Committee and a Nominating Committee. The committees are comprised entirely of independent directors as defined under the rules of the Company’s stock exchange, the NYSE Amex. In addition, members of the Audit Committee also must meet the independence standards for audit committee members adopted by the United States Securities and Exchange Commission (SEC). The members of the committees of our Board of Directors are as follows:

Audit Committee	Compensation Committee	Nominating Committee
Murray H. Hutchison*	Murray H. Hutchison	Edward W. Gabrielson
Andrew M. Leitch (Chairman)*	Gerald J. Lewis (Chairman)	Murray H. Hutchison (Chairman)
Gerald J. Lewis	Andrew M. Leitch	Lon E. Otremba

*	The Board of Directors has determined that Messrs. Hutchison and Leitch are each an “audit committee financial expert” as defined by applicable rules adopted by the SEC.

During the year ended December 31, 2009, the Audit Committee held five meetings, the Compensation Committee held two meetings, and the Nominating Committee held two meetings.

Audit Committee. The Audit Committee operates under a charter originally adopted by the committee in January 2006 and amended in March 2008. A copy of the Audit Committee’s charter is available in the corporate governance section of the Company’s website at www.cardiumthx.com. The general function of the Audit Committee is to oversee the accounting and financial reporting processes of the Company and the audits of our financial statements. The Audit Committee assists the Board of Directors in fulfilling its oversight responsibilities relating to the accounting, reporting and financial practices of the Company, including the integrity of our financial statements and disclosures; the surveillance of administration and financial controls and our compliance with legal and regulatory requirements; the qualification, independence and performance of our independent registered public accounting firm; and the performance of our internal audit function and control procedures. The Audit Committee is responsible for reviewing and recommending matters to the Board of Directors, but has no authority to make final decisions except as set forth in the Audit Committee’s charter. The Audit Committee has the sole authority to appoint, determine funding for, and oversee our independent registered public accounting firm.

Compensation Committee. The Compensation Committee operates under a charter adopted by the committee in January 2006 and amended in March 2008. A copy of the Compensation Committee’s charter is available in the corporate governance section of the Company’s website at www.cardiumthx.com. The primary purpose of the Compensation Committee is to oversee the Company’s overall compensation and incentive programs for its executive officers and certain other key personnel. The Compensation Committee is responsible for reviewing and recommending matters to the Board of Directors, which may be based on recommendations from the Company’s Chief Executive Officer, but has no authority to make final decisions except with respect to the Company’s 2005 Equity Incentive Plan as described below or as otherwise set forth in the Compensation Committee’s charter. Among other things, the Compensation Committee recommends to the Board of Directors the amount of compensation to be paid or awarded to our executive officers and certain other personnel including salary, bonuses, other cash or stock awards under our incentive compensation plans as in effect from time to time, retirement and other compensation, and is responsible for evaluating the performance of the Company’s Chief Executive Officer and making recommendations to the Board of Directors concerning the compensation for such officer. In addition, the Board of Directors has delegated to the Compensation Committee the authority to administer the Company’s 2005 Equity Incentive Plan, including the authority to consider and act upon recommendations from management to grant awards under the plan to employees and consultants of the Company and its subsidiaries, not including officers and directors of the Company. The committee may delegate its authority to subcommittees of the committee or to committees comprised of Company employees when legally permissible and when the committee deems it appropriate or desirable to facilitate the operation or administration of the plans and programs the committee oversees. The Compensation Committee also may engage the services of an independent compensation and benefits consulting company to conduct a survey and review of the Company’s compensation programs as compared to other similarly situated companies taking into account, among others, industry, size and location when the committee deems appropriate. It is anticipated that the committee will engage such independent consultants from time to time to aid the committee in its evaluation of the Company’s compensation programs for its executive officers.

Nominating Committee. The Nominating Committee operates under a charter adopted by the committee in January 2006 and amended in March 2008. A copy of the Nominating Committee’s charter is available in the corporate governance section of the Company’s website at www.cardiumthx.com. The purpose of the Nominating Committee is to assist the Board of Directors in identifying qualified individuals to become members of the Board of Directors and in determining the composition of the Board of Directors and its various committees. The Nominating Committee periodically reviews the qualifications and independence of directors, selects candidates as nominees for election as directors, recommends directors to serve on the various committees of the Board of Directors, reviews director compensation and benefits, and oversees the self-assessment process of each of the committees of the Board of Directors.

The Nominating Committee considers nominee recommendations from a variety of sources, including nominees recommended by stockholders. Persons recommended by stockholders are evaluated on the same basis as persons suggested by others. Stockholder recommendations may be made in accordance with our Stockholder Communications Policy. See “Stockholder Communications with Directors” below. The Nominating Committee has the authority to retain a search firm to assist in the process of identifying and evaluating candidates.

The Nominating Committee has not established any specific minimum requirements for potential members of our Board of Directors. Instead, the Nominating Committee’s evaluation process includes many factors and considerations including, but not limited to, a determination of whether a candidate meets the requirements of the NYSE AMEX and the SEC relating to independence and/or financial expertise, as applicable, and whether the candidate meets the Company’s desired qualifications in the context of the current make-up of the Board of Directors with respect to factors such as business experience, education, intelligence, leadership capabilities, integrity, competence, dedication, diversity, skills, and the overall ability to contribute in a meaningful way to the deliberations of the Board of Directors respecting the Company’s business strategies, financial and operational performance and corporate governance practices. Our Board of Directors does not have a specific policy with regard to the consideration of diversity in the identification of director nominees. The Nominating Committee will generally select those nominees whose attributes it believes would be most beneficial to the Company in light of all the circumstances.

Code of Ethics

We have adopted a Code of Ethics that applies to all of our employees and directors, including all of our officers and non-employee directors and all employees, officers and directors of our subsidiaries. The Audit Committee periodically reviews the Code of Ethics and the Company’s compliance with its Code of Ethics. Our Code of Ethics has been posted in the corporate governance section of our website at www.cardiumthx.com. Any amendments to our Code of Ethics or any waivers from our Code of Ethics also will be posted on our website. Our Code of Ethics is not incorporated in, and is not a part of, this proxy statement and is not proxy-soliciting material.

Stockholder Communications with Directors

Our Board of Directors has adopted a Stockholder Communications Policy to provide a process by which our stockholders may communicate with the Board of Directors. Under the policy, stockholders may communicate with the Board of Directors as a whole, with the independent directors, with a committee of the Board, or with a particular director. Stockholders wishing to communicate directly with our Board of Directors may do so by mail addressed to the Company at 12255 El Camino Real, Suite 250, San Diego, California, 92130, Attn: Corporate Secretary. The envelope should contain a clear notation indicating that the enclosed letter is a “Stockholder-Board Communication” or “Stockholder-Director Communication.” All such letters must identify the author as a stockholder of the Company and clearly state whether the intended recipients are all members of the Board of Directors, all independent directors, all members of a committee of the Board, or certain specified individual directors.

Attendance at Annual Meetings

In recognition that it may not be possible or practicable, in light of other business commitments of the Company’s directors, to attend the Company’s annual meetings of stockholders, the members of the Board of Directors are invited, but not required, to attend each of the Company’s annual meeting of stockholders. At the Company’s last annual meeting of stockholders held on June 4, 2009, two members of the Board of Directors were present.

PROPOSAL 1

ELECTION OF CLASS I DIRECTORS

Members of each class of our Board of Directors are elected to serve for a three-year term. The three-year terms of the members of each class are staggered, so that each year the members of a different class are due to be elected at the annual meeting. The Class I directors currently are serving a term that is due to expire at the Annual Meeting. The Class II directors currently are serving a term that is due to expire at our next annual meeting, and the Class III directors are serving a term that is due to expire at the next annual meeting thereafter.

Nominees

At the Annual Meeting two Class I directors are to be elected, each to serve until the next annual meeting of stockholders held to elect Class I directors and until their respective successor is elected and qualified or until their respective death, resignation or removal. The Board of Directors proposes the election of the nominees named below, who currently are Class I members of our Board of Directors.

Unless authorization to do so is withheld, proxies received will be voted FOR the nominees named below. If any nominee should become unavailable for election before the Annual Meeting, the proxies will be voted for the election of such substitute nominee as the present Board of Directors may propose. The persons nominated for election have agreed to serve if elected, and the Board of Directors has no reason to believe that the nominees will be unable to serve.

Our Board of Directors proposes the election of the following nominees as Class I members of the Board of Directors:

Edward W. Gabrielson, M.D.             Lon E. Otremba

Our Board of Directors unanimously recommends that you vote FOR the election of each of the nominees as a Class I director of the Company.

PROPOSAL 2

RATIFICATION OF SELECTION OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

Our independent registered public accounting firm for the fiscal year ended December 31, 2009 was Marcum LLP. The Audit Committee of the Board of Directors has selected and approved Marcum LLP to serve as our independent registered public accounting firm for the fiscal year ending December 31, 2010. Representatives of Marcum LLP are not expected to be present at the Annual Meeting.

Audit Fees

The aggregate fees billed to the Company by Marcum LLP for professional services rendered for the audit of our annual financial statements, the reviews of the financial statements included in our Quarterly Reports on Form 10-Q and other services normally provided in connection with our statutory and regulatory filings during each of the last two fiscal years ended December 31, were:

2009	$159,900
2008	$201,000

Audit-Related Fees

There were no fees billed to the Company by Marcum LLP for assurance and related services reasonably related to the performance of the audit or review of our financial statements, and not included under “Audit Fees” above, during the fiscal years ended December 31, 2009 and December 31, 2008.

Tax Fees

There were no fees billed to the Company by Marcum LLP for professional services for tax compliance, tax advice or tax planning during the fiscal years ended December 31, 2009 and December 31, 2008.

All Other Fees

There were no other fees billed to the Company by Marcum LLP for products and services, other than those described above, provided during the fiscal years ended December 31, 2009 and December 31, 2008.

Pre-Approval Policies and Procedures

Committee Pre-Approval. On January 18, 2006, the Audit Committee approved certain pre-approval policies and procedures contained in its charter. Under these policies and procedures, the Audit Committee must approve in advance all auditing services and all permissible non-audit services to be provided by our independent registered public accounting firm. If the Audit Committee approves an audit service within the scope of the engagement of our independent registered public accounting firm, such audit service will be deemed to have been pre-approved.

Pre-Approval Exceptions. Notwithstanding the Audit Committee pre-approval policies described above, pre-approval is not required for permissible non-audit services if (i) the aggregate amount of all such non-audit services provided to the Company is not more than 5% of the total amount of revenues paid by the Company to its independent registered public accounting firm during the fiscal year in which the non-audit services are provided; (ii) such services were not recognized by the Company at the time of engagement to be non-audit services; and (iii) such services are promptly brought to the attention of the Audit Committee and approved before completion of the audit by the Audit Committee or by one or more members of the Audit Committee to whom authority to grant such approvals has been delegated by the Audit Committee.

Delegation of Pre-Approval Authority. The Audit Committee may delegate to one or more designated members of the Audit Committee the authority to grant the pre-approvals of audit and permissible non-audit services described above. The decision of any member of the Audit Committee to whom such authority is delegated shall be presented to the full Audit Committee at its next scheduled meeting. On May 9, 2006, the Audit Committee delegated the authority to grant the pre-approvals of audit and permissible non-audit services to the Chairman of the Audit Committee.

All of the non-audit fees described above requiring pre-approval were pre-approved by the Audit Committee in accordance with its policies and procedures.

Effect of Ratification

Ratification by stockholders of the selection of Marcum LLP as our independent registered public accounting firm is not required by applicable law. However, as a matter of policy and sound corporate governance, we are submitting the selection to our stockholders for ratification at the Annual Meeting. If the stockholders fail to ratify the selection of Marcum LLP, the Board of Directors will reconsider the matter. Even if the selection is ratified by stockholders, the Board of Directors may select a different firm to serve as our independent registered public accounting firm at any time during the fiscal year if it believes a change would be in the best interests of the Company and its stockholders.

Our Board of Directors unanimously recommends that you vote FOR Proposal 2.

OUR EXECUTIVE OFFICERS

The Board of Directors elects the executive officers of the Company who are responsible for administering our day-to-day operations. The names of our current executive officers, their ages as of March 31, 2010, and their positions are shown below. Biographical summaries of each of our executive officers who are not also members of our Board of Directors are included below.

Name of Executive Officer	Age	Position	Officer Since
Christopher J. Reinhard	56	Chairman of the Board, President, Chief Executive Officer and Treasurer	2003
Tyler M. Dylan-Hyde, Ph.D., J.D.	48	Chief Business Officer, General Counsel, Executive Vice President and Secretary	2003
Dennis M. Mulroy	55	Chief Financial Officer	2005
Gabor M. Rubanyi, M.D., Ph.D.	63	Chief Scientific Officer	2006

Dennis M. Mulroy (Age 55)

Chief Financial Officer

Mr. Mulroy has been the Chief Financial Officer of Cardium since November 2005. He has also served as a director and the Chief Financial Officer of InnerCool Therapies, Inc. since March 2006, and as a director, Chief Financial Officer and Treasurer of Tissue Repair Company since August 2006, each a wholly-owned subsidiary of Cardium. Previously, he served as the Chief Financial Officer of Aries Ventures Inc. from November 2005 through its merger with Cardium in January 2006. Before joining Cardium, Mr. Mulroy was Chief Financial Officer of Molecular Imaging Corporation, a publicly-traded diagnostic services company (January 2004 – November 2005), SeraCare Life Sciences, Inc., a publicly-traded company (November 2001 – June 2003), and Bioceutix Inc. (January 2001 – November 2001). Mr. Mulroy was also employed with Ernst & Young in San Diego, California and is a Certified Public Accountant in the State of California. He received his degree in Business Administration with an emphasis in Accounting from the University of San Diego.

Gabor M. Rubanyi, M.D., Ph.D. (Age 63)

Chief Scientific Officer

Dr. Rubanyi has been the Chief Scientific Officer of Cardium since June 2006. From November 2005 until March 2006, he provided consulting services to Cardium. In March 2006, Dr. Rubanyi became an employee and a Scientific Advisor of Cardium. Before joining Cardium in March 2006, Dr. Rubanyi was Vice President of Gene Therapy at Berlex Biosciences (a subsidiary of Berlex Laboratories, the U.S. pharmaceutical affiliate of the Schering AG Group, now Bayer Schering Pharma), and Adjunct Professor at the University of California, Davis. He initiated and played a leading role in the Angiogenic Gene Therapy for Coronary Artery Disease project at Schering/Berlex. Formerly, Dr. Rubanyi was Director of Vascular and Endothelial Research at Berlex (1992-1999), Director of the Institute of Pharmacology at Schering AG, Research Center, Berlin, Germany (1990-1992), Director of Pharmacology at Berlex Laboratories (1987-1990), and Associate Professor at the Mayo Clinic Medical School (1983-1987). Since 2006, Dr. Rubanyi has served as a director of Hybrid Systems, Ltd., a private, United Kingdom biotech company. Dr. Rubanyi is the author or co-author of 22 books and over 325 research articles, serves as an editorial board member to several biomedical journals and is the founder of the biomedical journal Endothelium. He also is a member of numerous American and international scientific societies. His pioneering work on the nature and characterization of endothelium-derived relaxing factors (nitric oxide) and contracting factors (endothelin) contributed substantially to the Company’s present knowledge about endothelial control of vascular function in health and disease, including angiogenesis.

STOCK HOLDINGS OF CERTAIN OWNERS AND MANAGEMENT

The following table sets forth information on the beneficial ownership of our common stock by our directors and executive officers, as well as stockholders who are known by us to own beneficially more than 5% of our common stock, as of April 16, 2010.

Name of Beneficial Owner	Number of Shares and Nature of Beneficial Ownership[1]		Percent of Common Stock Outstanding[2]
Tyler M. Dylan-Hyde, Ph.D., J.D. Director, Chief Business Officer, Executive Vice President, General Counsel and Secretary	2,850,000	[3]	3.66%

Edward W. Gabrielson, M.D. Director	164,583	[4]	Less than 1%

Murray H. Hutchison Director	131,249	[4]	Less than 1%

Andrew M. Leitch Director	113,982	[5]	Less than 1%

Gerald J. Lewis Director	164,583	[4]	Less than 1%

Dennis M. Mulroy Chief Financial Officer	376,562	[6]	Less than 1%

Lon E. Otremba Director	164,583	[4]	Less than 1%

Christopher J. Reinhard Chairman of the Board, Chief Executive Officer, President and Treasurer	3,671,758	[7]	4.72%

Gabor M. Rubanyi, M.D., Ph.D. Chief Scientific Officer	2,367,000	[8]	3.04%

All directors and executive officers as a group (9 persons)	10,004,300	[9]	12.85%

[1]

A person is considered to be a beneficial owner of shares if the person, directly or indirectly, through any contract, arrangement, understanding, relationship or otherwise, has or shares voting or investment power over the shares, or has the right to acquire beneficial ownership of the shares at any time within 60 days (such as through the exercise of stock options, warrants or other rights). Unless otherwise indicated, voting and investment power relating to the shares shown in the table for our directors and executive officers is exercised solely by the beneficial owner or shared by the owner and the owner’s spouse.

[2]

The percentages shown are calculated based on the number of shares of our common stock outstanding plus, for each person or group, any shares that person or group has the right to acquire within 60 days of April 16, 2010 pursuant to options, warrants or other rights. As of April 16, 2010, there were 77,852,154 shares of our common stock outstanding.

[3]	Includes 300,000 shares underlying warrants exercisable within 60 days of April 16, 2010.
[4]	Includes 131,249 shares underlying options exercisable within 60 days of April 16, 2010.
[5]	Includes 102,082 shares underlying options exercisable within 60 days of April 16, 2010.
[6]	Includes 376,562 shares underlying options exercisable within 60 days of April 16, 2010.
[7]	Includes 718,500 shares underlying warrants exercisable within 60 days of April 16, 2010.
[8]	Includes 367,000 shares underlying warrants exercisable within 60 days of April 16, 2010.
[9]	Includes 2,389,140 shares underlying options and warrants exercisable within 60 days of April 16, 2010.

SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Securities Exchange Act of 1934, as amended, requires our directors, executive officers and any person who owns more than 10% of our common stock, to file with the SEC initial reports of ownership of our common stock within 10 days of becoming a director, executive officer or greater than 10% stockholder, and reports of changes in ownership of our common stock before the end of the second business day following the day on which a transaction resulting in a change of ownership occurs. Directors, executive officers and greater than 10% stockholders are required by SEC regulations to provide us with copies of all Section 16(a) forms they file.

To our knowledge, based solely on our review of the copies of such reports provided to us and written representations from our directors and executive officers that no other reports were required, during the year ended December 31, 2009, all required Section 16(a) reports applicable to our directors, executive officers and greater than 10% stockholders were timely filed.

COMPENSATION DISCUSSION AND ANALYSIS

This discussion describes the Company’s compensation program for our executive officers for the year ended December 31, 2009.

Compensation Philosophy

Our executive compensation programs are designed to attract and retain highly qualified executives and to motivate them to improve long-term stockholder returns by achieving both short- and long-term strategic Company goals. Our compensation programs have sought to link a significant portion of each executive’s compensation directly to individual and Company performance and to align the financial interests of our executives with those of our stockholders. There are three basic components to our executive compensation program: salary and benefits; cash bonuses; and long-term incentive compensation in the form of stock options and other equity-based compensation. Each component is addressed in the context of individual and Company performance, competitive conditions and equity among employees. For each of the executive officers, the Compensation Committee periodically evaluates the amount of each executive officer’s base salary, cash bonus, if any, and the nature and extent of such officer’s participation in the Company’s 2005 Equity Incentive Plan, and compares each overall compensation package to those of similar positions within comparable companies, as described further below. As the Company’s business units are developing, the Compensation Committee is expected to give further consideration to plans that would seek to further align bonuses and other compensation with successful application of the Company’s business model by rewarding executive officers and other key personnel for significant contributions towards the development of our assets and portfolio of medical products and our efforts to monetize the economic value of that portfolio by establishing strategic collaborations, selling businesses or assets, or completing other monetizing transactions at appropriate valuation inflection points.

Elements of Executive Compensation

Salary and Benefits. Our executive salary structure is designed to be competitive, which we believe is important if we are to retain our executives and other key employees and attract highly qualified executives when needed. To determine whether our salary structure is competitive, we periodically review available information about prevailing salaries and compensation programs offered by companies within our geographic area that are similar to us in size and type of business conducted. When the Compensation Committee deems appropriate, we also may retain the services of an independent compensation and benefits consulting company to conduct a survey and review of the Company’s compensation programs as compared to other similarly situated companies taking into account, among other factors, industry, size and location. The last such survey was conducted and reviewed by the Compensation Committee in May 2008, but executive compensation was not adjusted at that time. In November 2008, certain executive salaries were reduced by the Company in view of ongoing financial constraints and uncertainties affecting the Company and the broader market. We generally take into account not only the amount of our base salary but also our overall benefits package. Our executive benefits include vacation, medical, dental, term life and disability. An individual executive’s salary and benefits package will vary within our framework based on responsibilities, experience, leadership, potential future contribution, and demonstrated individual performance. We historically have not provided a substantial amount of compensation in the form of perquisites.

Cash Bonuses. We currently do not have a formal bonus plan. Any bonuses paid have been in the discretion of the Compensation Committee and the Board of Directors. Bonuses paid to executive officers in 2007 were based on an executive officer’s then current base salary, the results of the compensation survey noted above, and individual and Company performance. No bonuses were paid in 2008 or 2009 and no bonuses have been paid to date in 2010. However, as noted above, as the Company’s business units are developing the Compensation Committee is expected to give further consideration to plans that would seek to further align bonuses and other compensation with successful application of the Company’s business model by rewarding executive officers and other key personnel for significant contributions towards the development of our assets and portfolio of medical products and our efforts to monetize the economic value of that portfolio through strategic collaborations, selling businesses or assets, or completing other monetizing transactions at appropriate valuation inflection points.

Long-Term Incentive Compensation. Each executive officer is eligible to participate in our 2005 Equity Incentive Plan (the “Plan”). Under the Plan, the Compensation Committee, generally based on recommendations from the Company’s Chief Executive Officer, may grant incentive and nonqualified stock options, restricted stock, stock appreciation rights, and performance stock and units to executive officers and other personnel, non-employee directors and consultants. As of December 31, 2009, only incentive and nonqualified stock options have been granted under the plan.

Options to buy shares of our common stock are awarded with an exercise price equal to the fair market value of our common stock on the date of grant. Accordingly, the executive is rewarded only if the market price of our common stock appreciates. Options granted to executive officers also generally have vesting conditions of three to four years in an effort to promote employee retention, and expiration periods of seven to ten years.

Stock options are designed to align the interests of our executive officers with those of our stockholders by encouraging executives to enhance the value of the Company and, thus, the price of our common stock and the stockholders’ return.

2009 Compensation Determinations

In response to the Company’s working capital position, the global economic recession, and the constriction of the capital market, we implemented generally company wide salary reductions in November 2008 including our most highly compensated executive officers, including Messrs. Reinhard, Dylan-Hyde and Rubanyi. The decision to implement the salary reductions was related to our capital position and the difficulty of securing additional capital in the financial markets at that point in time. It was not related to the performance of the company or our executive management team. During the third and fourth quarter of 2009 we completed a number of transactions that substantially improved our capital position, including our sale of InnerCool Therapies, Inc. and the placement of registered direct offerings of our common stock and warrants in September and October of 2009 that raised an aggregate of $10.5 million. Based on our improved working capital position, in November 2009 the Compensation Committee elected to reinstate base salaries for our executive officers to their prior 2008 levels. There were no raises in base salaries above the 2007 levels.

The Compensation Committee elected to make an equity grant of stock options to Mr. Mulroy our Chief Financial Officer. He was awarded options to purchase 325,000 shares of our common stock. The options vest over a four year service term. The Compensation Committee elected to make the award to Mr. Mulroy in order to provide him with a more significant equity stake in the Company, and provide him with a greater incentive to contribute to our long term success. Mr. Mulroy had previously been granted an option to purchase 275,000 shares of common stock in 2005 and that option has fully vested.

COMPENSATION COMMITTEE REPORT*

The Compensation Committee has reviewed and discussed the Compensation Discussion and Analysis included in this proxy statement with the Company’s management. Based on the Compensation Committee’s review and discussions with management, the Compensation Committee recommended to the Board of Directors that the Compensation Discussion and Analysis be included in this proxy statement.

Submitted by the members of the Compensation Committee

Gerald J. Lewis, Chairman

Murray H. Hutchison

Andrew M. Leitch

*	The Compensation Committee Report above is not considered proxy-soliciting material, is not deemed to be filed with the SEC or subject to Regulation 14A or the liabilities of Section 18 of the Securities Exchange Act of 1934, as amended, and shall not be deemed incorporated by reference by any general statement incorporating by reference this proxy statement into any filing with the SEC, except to the extent we specifically incorporate this information by reference.

EXECUTIVE OFFICER COMPENSATION

Summary Compensation Table

The following table shows the compensation earned by or paid or awarded to our Chief Executive Officer, our Chief Financial Officer and our three other most highly compensated executive officers for all services rendered by them in all capacities to the Company and its subsidiaries during each of the last three fiscal years ended December 31.

Name and Principal Position	Year	Salary ($)	Bonus ($)	Stock Awards ($)	Option Awards ($)[1]		Non-Equity Incentive Plan Compensation ($)	Nonqualified Deferred Compensation Earnings ($)	All Other Compensation ($)	Total ($)
Christopher Reinhard	2009	279,776	—	—	—		—	—	—	279,776
Chief Executive Officer & President	2008	359,811	—	—	—		—	—	—	359,817
	2007	363,791	105,000	—	—		—	—	—	468,791

Dennis Mulroy	2009	210,000	—	—	169,000	[2]	—	—	—	379,000
Chief Financial Officer	2008	210,000		—	—		—	—	—	210,000
	2007	201,826	45,000	—	—		—	—	—	246,826

Tyler Dylan-Hyde	2009	263,758	—	—	—		—	—	—	263,758
Chief Business Officer, Exec. VP, & General Counsel	2008	334,536	—	—	—		—	—	—	334,536
	2007	337,854	98,000	—	—		—	—	—	435,854

Gabor Rubanyi	2009	247,844	—	—	—		—	—	—	247,844
Chief Scientific Officer	2008	309,381		—	—		—	—	—	309,381
	2007	311,916	45,000	—	—		—	—	—	356,916

[1]	Options were granted under our 2005 Equity Incentive Plan. The amounts shown represent the grant date fair value of the award using the Black Scholes pricing model.
[2]

Upon joining the Company on November 16, 2005, Mr. Mulroy received an incentive stock option to buy 275,000 shares of the Company’s common stock. The option has an exercise price of $1.95, a ten year term, and vests over a three year period. In March 2009 Mr. Mulroy received an additional incentive stock option to buy 325,000 shares of the Company’s common stock with an exercise price of $0.74 per share, an estimated fair value of $0.52 per share (using the Black Scholes pricing model), a seven year term, and vesting over 48 months. As of December 31, 2009, 335,937 shares were vested under the options and the options remained outstanding.

Employment Agreements

As of December 31, 2009, none of the Company’s executive officers had an effective employment agreement with the Company.

Potential Payments Upon Termination or Change in Control

Payments Made Upon Termination and Retirement

Regardless of the manner in which the employment of an executive officer is terminated, he is entitled to receive amounts earned during his term of employment. Such amounts include:

•	non-equity incentive compensation earned, to the extent vested;

•	equity awarded pursuant to the Plan, to the extent vested; and

•	unused vacation pay.

Payments Made Upon Death or Disability

In the event of the death or disability of an executive officer, no additional benefits other than those listed under the heading “Payments Made Upon Termination and Retirement” above, will be paid to our executive officers.

Severance Agreements

None of our executive officers have any arrangements that provide for the payment of severance benefits.

Change-in-Control Arrangements

None of our executive officers are entitled to payment of any benefits upon a change-in-control of the Company.

Grants of Plan-Based Awards

The following table sets forth certain information with respect to grants of awards to our named executive officers under our equity incentive plans during fiscal 2009.

Name	Grant Date	All Other Option Awards: Number of Securities Underlying Options (#)	Exercise or Base Price of Option Awards ($/Share)	Grant Date Fair Value of Stock and Option Awards
Christopher Reinhard	—	—	—	—
Dennis Mulroy	3/9/2009	325,000	$0.74	$169,000
Tyler Dylan-Hyde	—	—	—	—
Gabor Rubanyi	—	—	—	—

Outstanding Equity Awards at Fiscal Year End

The following table provides certain information about unexercised option awards and unvested restricted stock awards held by our executive officers as of December 31, 2009. There were no other option or stock awards held by our executive officers as of December 31, 2009.

	Option Awards						Stock Awards
Name	Number of Securities Underlying Unexercised Options - (#) Exercisable		Number of Securities Underlying Unexercised Options - (#) Un- Exercisable	Equity Incentive Plan Awards: Number of Securities Underlying Unexercised, Unearned Options (#)	Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)	Market Value of Shares or Units of Stock That Have Not Vested ($)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested (#)
Christopher Reinhard	—		—	—	—	—	—	—	—	—
Dennis Mulroy	275,000			—	$1.95	11/17/2015	—	—	—	—
	60,937	[1]	214,063		$0.74	3/09/2016
Tyler Dylan-Hyde	—		—	—	—	—	—	—	—	—
Gabor Rubanyi	—		—	—	—	—	—	—	—	—

[1]	The shares vested approximately 2.08% per month over 48 months.

Option Exercises and Stock Vested

During the year ended December 31, 2009, there were no option exercises or vesting of stock awards to our named executive officers.

Pension Benefits

During the fiscal year ended December 31, 2009, the Company did not have any pension or similar plans.

Nonqualified Defined Contribution and Other Nonqualified Deferred Compensation Plans

During the fiscal year ended December 31, 2009, the Company did not have any defined contribution or other plan that provides for the deferral of compensation on a basis that is not tax-qualified.

Risk Consideration in Our Compensation Programs

The Compensation Committee has discussed the concept of risk as it relates to our compensation program and does not believe our compensation program encourages excessive or inappropriate risk taking. We structure our pay to consist of primarily fixed compensation with cash and non cash incentive programs. The base salary portion of compensation is designed to provide a steady income regardless of our stock price performance, so that executives do not feel pressured to focus exclusively on stock price performance to the detriment of other important business metrics. Our cash incentive program has traditionally been weighted on multiple financial metrics including revenues, operating income and new customer retention. Those metrics are evaluated each year based on perceptions of operating issues most critical to the company’s short and long term success. Our equity incentive grants have traditionally been structured to provide longer term incentive. In addition, our initial equity grants typically “cliff vest” and are not exercisable at all for the first twelve months from the date of grant, and vesting occurs over the succeeding three years. Later grants typically vest monthly over 48 months. The

Compensation Committee feels that this compensation package strikes a balance between providing secure compensation and appropriate short term and long term incentives, such that our executives are not encouraged to take unnecessary or excessive risks.

Compensation Committee Interlocks and Insider Participation

None of the members of the Compensation Committee is or has been an officer or employee of the Company or any of its subsidiaries. There are no interlocks between the executive officers and members of the Compensation Committee of the Company and those of any other entity.

DIRECTOR COMPENSATION

Each non-employee director receives an annual retention fee of $24,000, payable quarterly, and members of the Audit Committee receive an additional annual fee of $10,000 for their service on the Audit Committee. Directors appointed during a term year may receive a proportional amount of the annual retention fee for that year. Options and other equity awards may be granted to directors on a discretionary basis. Upon joining the Board of Directors, each non-employee director receives an option under the Company’s 2005 Equity Incentive Plan to buy 100,000 shares of the Company’s common stock, vesting over a four year period, with an exercise price equal to the last reported sale price of the Company’s common stock on the date of grant, and a ten year term. In March of 2009, each non-employee director received an additional option under the Company’s 2005 Equity Incentive Plan to buy 100,000 shares of the Company’s common stock, vesting over a four year period, with an exercise price equal to the last reported sale price of the Company’s common stock on the date of grant, and a seven year term. Directors are reimbursed for travel and other expenses incurred in connection with attending board and committee meetings. Neither Mr. Reinhard nor Dr. Dylan-Hyde received any additional compensation for serving as a director.

The following table shows the compensation earned by or paid or awarded to our non-employee directors for all services rendered by them in their capacity as a director of the Company during the year ended December 31, 2009.

Name	Fees Earned or Paid in Cash ($)[1]	Stock Awards ($)	Option Awards ($)[2]	Non-Equity Incentive Plan Compensation ($)	Non-Qualified Deferred Compensation Earnings ($)	All Other Compensation ($)	Total ($)
Edward Gabrielson	$24,000	—	$52,000	—	—	—	$76,000
Murray Hutchison	34,000	—	52,000	—	—	—	86,000
Andrew Leitch	34,000	—	52,000	—	—	—	86,000
Gerald Lewis	34,000	—	52,000	—	—	—	86,000
Lon Otremba	24,000	—	52,000	—	—	—	76,000

[1]	Additionally one half of their 2008 fees were paid in 2009.
[2]

The amount shown is the total dollar amount of the fair value of the award on the date of grant using the Black Scholes pricing model. In March 2009 each Director was awarded an additional 100,000 options with an exercise price of $0.74, a grant date fair value of $0.52 (using the Black Scholes pricing model), a seven year term, and vesting over 48 months.

SECURITIES AUTHORIZED FOR ISSUANCE UNDER EQUITY COMPENSATION PLANS

The following table summarizes equity compensation plans approved by stockholders and equity compensation plans that were not approved by stockholders as of December 31, 2009.

Plan Category	(a) Number of securities to be issued upon exercise of outstanding options, warrants and rights	(b) Weighted-average exercise price of outstanding options, warrants and rights	(c) Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column (a))
Equity compensation plans approved by stockholders	3,340,000	$1.58	2,321,169	[1]
Equity compensation plans not approved by stockholders	—	$—	—

Total	3,340,000	$1.58	2,321,169

[1]

Under the terms of the plan in effect as of December 31, 2009, in addition to securities that may be issued upon the exercise of options, warrants or other rights granted under the plan, securities may also be issued under the plan in the form of shares of restricted stock of the Company issued with such restrictions on transfer, rights of first refusal, repurchase and/or forfeiture provisions and other provisions and conditions as the Board of Directors or the Compensation Committee may determine from time to time.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

Pursuant to the terms of the Audit Committee’s charter, the Audit Committee is responsible for reviewing all related party transactions for potential conflict of interest situations on an ongoing basis. The Company may not enter into a related party transaction unless it has been approved by the Audit Committee. A transaction is considered a “related party transaction” if the transaction would be required to be disclosed pursuant to Item 404 of Regulation S-K.

On November 10, 2008, the Company completed a senior secured debt financing of approximately $6.0 million. To facilitate this financing certain executive management and company consultants participated in the financing as described below. In addition, to further facilitate participation in the debt financing by other independent, non-affiliated investors, Christopher J. Reinhard, the Company’s Chief Executive Officer, executed a personal guarantee and a pledge and security interest in certain personal real estate holdings as well as his equity interest in Cardium common stock (totaling 2.8 million shares) to one independent non-affiliated investor which invested $2.0 million, representing 33%, of notes. Of the total $6.0 million in notes, (i) Mr. Reinhard invested $479,000, all in the form of prior personal cash advances to the Company and salary deferrals, he agreed to permanently forego in consideration of a note (and accrued interest) in such amount and a warrant to purchase 718,500 shares of the Company’s common stock; (ii) Tyler Dylan-Hyde, the Company’s Chief Business Officer, invested $200,000, of which approximately $92,000 was in the form of salary deferrals, and received a warrant to purchase 300,000 shares of the Company’s common stock; (iii) Gabor Rubanyi, the Company’s Chief Scientific Officer, invested $200,000, of which approximately $46,000 was in the form of salary deferrals, and received a warrant to purchase 300,000 shares of the Company’s common stock; and (iv) Robert Engler, a consultant and the Company’s Chief Medical Advisor, invested $228,000, all in the form of prior advances and salary deferrals, and received a warrant to purchase 342,000 shares of the Company’s common stock. The notes issued in this transaction including those notes issued to Messrs. Reinhard, Dylan-Hyde, Rubanyi and Engler bear interest at a fixed rate of 12% per annum, payable monthly, have a one year term, are secured by all of the assets and intellectual property of the Company and its subsidiaries, and are senior to, and have priority in right of payment over, any other indebtedness of the Company. The warrants issued in this transaction, including those warrants issued to Messrs. Reinhard, Dylan-Hyde, Rubanyi and Engler have a five year term, an exercise price of $2.00 per share and are fully exercisable.

On June 11, 2009 the Company closed an unsecured debt financing of $600,000, that when completed on June 23, 2009 totaled $750,000. The June 11, 2009 closing included (i) Gabor Rubanyi, the Company’s Chief Scientific Officer, invested $100,000, and received a warrant for 67,000 shares of the Company’s stock, and (ii) Robert Engler, a consultant and the Company’s Chief Medical Advisor, invested $150,000, and received a warrant to purchase 100,500 shares of the Company’s common stock. The notes issued to Messrs. Rubanyi and Engler bear interest at a fixed rate of 12% per annum. The warrants issued to Messrs. Rubanyi and Engler have a five year term, an exercise price of $2.00 per share and are fully exercisable.

On July 24, 2009, the Company make a principal repayment to all participating note holders of $2,778,500, Of this amount, Mr. Reinhard received a principal repayment of $139,500, Mr. Engler received a principal repayment of $139,000 and Mr. Rubanyi received a principal repayment of $100,000.

On November 5, 2009, the Company make the remaining principal repayment to the note holders of $3,971,500. Of this amount, Mr. Reinhard received a principal repayment of $339,500, Mr. Dylan-Hyde received a principal repayment of $200,000, Mr. Rubanyi received a principal repayment of $200,000, and Mr. Engler received a principal repayment of $239,000. During 2009 Mr. Reinhard received interest payments of $53,798, Mr. Dylan-Hyde received interest payments of $27,372, Mr. Rubanyi received interest payments of $30,076, and Mr. Engler received interest payments of $46,170.

All warrants issued in the above debt financing include provisions for down round price protection; based on subsequent equity transactions, the warrants issued to related parties in connection to the November, 10, 2008 debt financing have since been re-priced to $0.90 per share and the warrants issued in connection to the June 11, 2009 debt financing have since been re-priced to $1.30 per share.

AUDIT COMMITTEE REPORT*

The Audit Committee has reviewed and discussed the Company’s audited financial statements for the year ended December 31, 2009 with the Company’s management, and has discussed with Marcum LLP, the Company’s independent registered public accounting firm, the matters required to be discussed by the statement on Auditing Standards No. 61, as amended (AICPA, Professional Standards, Vol. 1. AU section 380), as adopted by the Public Company Accounting Oversight Board in Rule 3200T. The Audit Committee has received the written disclosures and the letter from Marcum LLP required by applicable requirements of the Public Company Accounting Oversight Board regarding Marcum LLP’s communications with the audit committee concerning independence, and has discussed with Marcum LLP its independence. Based on the Audit Committee’s above described review and discussions, the Audit Committee recommended to the Board of Directors that the audited financial statements for the year ended December 31, 2009, be included in the Company’s Annual Report on Form 10-K for such year for filing with the SEC.

It is not the duty of the Audit Committee to plan or conduct audits, to determine that the Company’s financial statements are presented fairly in all material respects in accordance with accounting principles generally accepted in the United States, to certify the Company’s financial statements or to guarantee the report of the Company’s independent registered public accounting firm. As the Audit Committee’s primary function is oversight, the Audit Committee relies on the expertise, skills and knowledge of management and the Company’s independent registered public accounting firm and the accuracy of information provided to the Audit Committee by such persons in carrying out its oversight responsibilities. In giving its recommendation to the Board of Directors that the audited financial statements be included in the Company’s Annual Report on Form 10-K, the Audit Committee relied on (i) certain representations and reports of management concerning the preparation of the financial statements; and (ii) the reports of the Company’s independent registered public accounting firm with respect to such financial statements.

Submitted by the members of the Audit Committee

Andrew M. Leitch, Chairman

Murray H. Hutchison

Gerald J. Lewis

*	The Audit Committee Report above is not considered proxy-soliciting material, is not deemed to be filed with the SEC or subject to Regulation 14A or the liabilities of Section 18 of the Securities Exchange Act of 1934, as amended, and shall not be deemed incorporated by reference by any general statement incorporating by reference this proxy statement into any filing with the SEC, except to the extent we specifically incorporate this information by reference.

ANNUAL REPORT

Our Annual Report on Form 10-K for the fiscal year ended December 31, 2009 (“2009 Annual Report”), as filed with the SEC, excluding exhibits, is being mailed to stockholders with this proxy statement. We will furnish any exhibit to our 2009 Annual Report free of charge to any stockholder upon written request to the Company at 12255 El Camino Real, Suite 250, San Diego, California 92130. The 2009 Annual Report is not incorporated in, and is not a part of, this proxy statement and is not proxy-soliciting material. We encourage you to review the 2009 Annual Report together with any later information that we file with the SEC and other publicly available information. Documents we file with the SEC may be reviewed and/or obtained through the SEC’s Electronic Data Gathering Analysis and Retrieval System, which is publicly available through the SEC’s website at http://www.sec.gov.

STOCKHOLDER PROPOSALS

Stockholders who wish to submit a proposal for inclusion in our proxy materials to be distributed in connection with next year’s annual meeting must submit their proposal so that we receive it no later than the close of business on December 24, 2010. If, however, we change the date of next year’s annual meeting by more than 30 days from the date of this year’s Annual Meeting, the deadline to submit a proposal for inclusion in our proxy materials would be within a reasonable time before we begin to print such materials. Any such proposal must be in accordance with the requirements of Rule 14a-8 under the Securities Exchange Act of 1934, as amended. Pursuant to such rule, simply submitting a proposal does not guarantee that it will be included in our proxy materials.

In accordance with our Amended and Restated Bylaws, to be properly brought before a meeting, a stockholder must deliver timely notice of any matter the stockholder wishes to present to the attention of our Secretary. To be timely, we must receive the notice at our principal place of business not later than the close of business on the 15th day following the date on which notice of such meeting or the record date thereof is first publicly announced with respect to special meetings, or 120 days before the date that is one year from the date of the immediately preceding annual meeting of stockholders with respect to proposals to be considered at an annual meeting of stockholders. To be in proper form, the notice must be in writing and include the specified information set forth in Section 1.12 of Article I of our Amended and Restated Bylaws.

All proposals and notices should be sent by certified mail, return receipt requested, to Cardium Therapeutics, Inc., 12255 El Camino Real, Suite 250, San Diego, California 92130, Attn: Tyler M. Dylan-Hyde, Secretary. We reserve the right to reject, rule out of order, or take other appropriate action with respect to any proposal or matter that does not comply with these and other applicable requirements.

OTHER MATTERS

The Board of Directors does not know of any other matters that will be presented for consideration at the Annual Meeting. If any other matters are properly brought before the Annual Meeting or any adjournment thereof, the proxy holders named in the accompanying proxy card will have discretionary authority to vote all proxies in accordance with their best judgment with respect to any such matters.

San Diego, California	By Order of the Board of Directors
April 28, 2010

PROXY – CARDIUM THERAPEUTICS, INC.

PROXY FOR ANNUAL MEETING OF STOCKHOLDERS TO BE HELD JUNE 3, 2010

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

The stockholder whose signature appears on the reverse side hereby revokes all previous proxies, acknowledges receipt of the notice of annual meeting of stockholders to be held June 3, 2010 and the proxy statement, and appoints Christopher J. Reinhard and Tyler M. Dylan-Hyde or either of them the proxy of such stockholder, each with full power of substitution, to vote, as designated on the reverse side of this proxy card, all of the shares of common stock of Cardium Therapeutics, Inc. that the stockholder would be entitled to vote, if personally present, at the Annual Meeting of Stockholders to be held on Thursday, June 3, 2010, at 9:00 a.m. Pacific time, at the San Diego Marriott Del Mar, 11966 El Camino Real, San Diego, California 92130, and at any adjournment or postponement thereof.

This proxy, when properly executed, will be voted as specified. If no choice is specified, then this proxy will be voted for the election of the nominees for the Board of Directors listed on the reverse side and for the other proposal.

The shares represented by this proxy when properly executed will be voted in the manner directed on the reverse side by the stockholder whose signature appears on the reverse side with respect to all shares of common stock of Cardium Therapeutics, Inc. that the stockholder would be entitled to vote, if personally present, at the Annual Meeting of Stockholders. If no direction is made, this proxy will be voted “FOR” the election of each of the nominees for director in the class indicated and “FOR” Proposal 2. If any other matters properly come before the meeting, the persons named will vote in their discretion.

If you vote your proxy by telephone or the Internet, please DO NOT mail back this proxy card. Your telephone or Internet vote authorizes the named proxies to vote your shares in the same manner as if you marked, signed and returned your proxy card.

THANK YOU FOR VOTING.

CARDIUM THERAPEUTICS

Electronic Voting Instructions

You can vote by Internet or telephone!

Available 24 hours a day, 7 days a week!

Instead of mailing your proxy, you may choose one of the two voting methods outlined below to vote your proxy.

VALIDATION DETAILS ARE LOCATED BELOW IN THE TITLE BAR.

Proxies submitted by the Internet or telephone must be received by 1:00 a.m., Central time, on June 3, 2010.

Vote by Internet

•  Log on to the Internet and go to www.envisionreports.com/CXM.

•  Follow the steps outlined on the secured website.

Vote by telephone

•  Call toll free 1-800-652-VOTE (8683) within the United States, Canada & Puerto Rico any time on a touch tone telephone. There is NO CHARGE to you for the call.

•  Follow the instructions provided by the recorded message.

Using a blank ink pen, mark your votes with an X as

shown in this example. Please do not write outside the

designated areas.  ☒

Annual Meeting Proxy Card

IF YOU HAVE NOT VOTED VIA THE INTERNET OR TELEPHONE, FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE.

A.	Proposals—The Board of Directors recommends a vote FOR all the nominees listed and FOR Proposal 2.

1.	Election of Class I Directors:

	For	Withhold		For	Withhold
01—Edward W. Gabrielson	☐	☐	02—Lon E. Otremba	☐	☐

	For	Against	Abstain
2. To ratify the selection of Marcum LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2010.	☐	☐	☐
B. Non-Voting Items Change of Address—Please print new address below.

C.	Authorized Signatures—This section must be completed for your vote to be counted.—Date and Sign Below

This proxy card must be signed for your instructions to be executed. Each joint owner should sign. Signatures should correspond with the names printed on this proxy card. Attorneys, executors, administrators, guardians, trustees, corporate officers or others signing in a representative capacity should also give full title with their signature.

Date (mm/dd/yyyy) - Please print date below.	Signature 1 - Please keep signature within the box.	Signature 2 - Please keep signature within the box.